Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310.954.1105

John.Mills@icrinc.com

eDiets.com(R) Enters Into $500,000 Private Placement and Appoints Berke Bakay to Board of Directors

FORT LAUDERDALE, FL — (MARKET WIRE) — 11/30/11 — eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced that it has entered into a private placement with BBS Capital Fund, LP and has appointed Berke Bakay to its Board of Directors.

Under the terms of the private placement, eDiets.com will sell 1,000,000 newly issued shares of common stock at a price of $0.50 per share, for aggregate gross proceeds of $0.5 million. The private placement is expected to close in mid-December, 2011.

The shares of common stock to be sold in the private placement will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements of such Act and applicable state securities laws. However, eDiets has agreed to register for resale the shares of common stock to be issued in the private placement pursuant to a registration rights agreement with BBS Capital Fund, LP.

eDiets.com is also pleased to report that Berke Bakay has joined its Board of Directors. Mr. Bakay is the Founder, Manager, Compliance Officer, and Director of BBS Capital Management, LP, a Texas limited partnership that serves as the investment manager to the BBS Capital Fund, LP. Prior to forming BBS Capital Management, LP, he was the Co-Founder and Co-Portfolio manager of Patara Capital Management, LP, as well as an Equity Analyst at Southwest Securities, where he covered the specialty retail industry. Mr. Bakay is the Executive Chairman of the Board of Directors of Lone Oak Acquisition Corporation and he serves as a director of Kona Grill Inc.

“We are very pleased with the support of our existing stockholder, BBS Capital, in this private placement and welcome Mr. Bakay to our Board of Directors,” said Kevin McGrath, President and Chief Executive Officer of eDiets.com. “In addition to the financial gain from this transaction, we look forward to benefiting from the financial expertise and investor perspective of Mr. Bakay. As a significant stockholder, BBS Capital believes in our business model and we are confident that his contributions will help further our efforts to improve EBITDA and enhance the value of our business.”

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that, whether or not expressly stated, certain statements made in this news release that reflect management’s expectations regarding future events and economic performance are forward-looking in nature and, accordingly, are subject to risks and uncertainties. This news release contains forward-looking statements about the Company including (i) expectations regarding the contribution of Mr. Bakay as a member of the Board of Directors; (ii) expectations regarding the Company’s ability to utilize proceeds of the private placement to improve its business; and (iii) expectations regarding the Company’s ability to implement its business model. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on March 31, 2011. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements such risk factors include, but are not limited to: (1) our ability to raise additional capital; (2) our ability to maintain compliance with applicable regulatory requirements; (3) our ability to attract and retain customers in a profitable manner through advertising, and our ability to secure advertising commitments; (4) our ability to accurately assess market demand for our products; (5) our ability to improve our meal delivery margin and its effect on total gross margins; (6) our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels; and (7) the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates.

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